UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

Universal Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware	00-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2601 Annand Drive, Suite 16, Wilmington, DE	19808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (774) 213-1995

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2014 Universal Capital Management, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to change its name to Major League Football, Inc. The Certificate of Amendment will become effective at 5:00 p.m. EST on November 24, 2014.

The name change was effected by the Company’s Board of Directors pursuant to Section 242 of the General Corporation Law of the State of Delaware. Stockholder approval was not required.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

The Company will continue to trade under the ticker symbol “MLFB.” Outstanding stock certificates representing shares of common stock of the Company will continue to be valid and need not be exchanged in connection with the name change.

Item 9.01 Financial Statements and Exhibits

Exhibit No.

Description

3.1

Certificate of Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CAPITAL MANAGEMENT, INC.

By:	/s/Michael D. Queen
Michael D. Queen, Executive V.P.

Dated: November 12, 2014